Exhibit 99.1
Ichor Holdings, Ltd. Announces Fourth Quarter and Fiscal Year 2023 Financial Results
FREMONT, Calif., February 6, 2024–Ichor Holdings, Ltd. (NASDAQ: ICHR), a leader in the design, engineering, and manufacturing of critical fluid delivery subsystems and components for semiconductor capital equipment, today announced fourth quarter and fiscal year 2023 financial results.
Fourth quarter 2023 highlights:
•Revenues of $203 million, at the upper end of the guidance range communicated in November;
•Gross margin of 10.0% on a GAAP basis and 10.4% on a non‑GAAP basis;
•Earnings per share ("EPS") of $(0.40) on a GAAP basis and $(0.06) on a non-GAAP basis;
•$38 million of cash flow from operations; and
•$32 million reduction in total debt outstanding during the quarter.
“Within a relatively stable demand environment, revenues at the upper end of guidance exceeded our expectations; however, product and customer mix became less favorable, resulting in a temporary setback in our strategies to deliver consistent improvement in gross margins," commented Jeff Andreson, chief executive officer. "We anticipate our revenues will continue at similar levels through mid-2024, during which time we expect to drive meaningful improvements in gross margins and profitability. Looking forward, we are encouraged by early indications of an improvement in overall fab investment levels as we progress through the year. Within the currently challenging business environment, we continue to focus our R&D investments on new products that will drive gross margin accretion and strong operating leverage as revenue levels rebound. We are engaged with multiple customers in various stages of tool evaluations, qualifications, and design wins that we anticipate will enable Ichor to outperform overall industry growth as spending levels improve, and we look forward to delivering improved year-over-year financial performance, both for this year as well as the expected strong growth year for our industry in 2025."

	Q4 2023	Q3 2023	Q4 2022	FY 2023	FY 2022
	(dollars in thousands, except per share amounts)
U.S. GAAP Financial Results:
Net sales	$203,481	$196,761	$301,720	$811,120	$1,280,069
Gross margin	10.0%	12.2%	16.2%	12.7%	16.6%
Operating margin	(3.9)%	(2.5)%	6.0%	(1.3)%	6.7%
Net income (loss)	$(11,899)	$(10,425)	$14,197	$(42,985)	$72,804
Diluted EPS	$(0.40)	$(0.36)	$0.49	$(1.47)	$2.51

	Q4 2023	Q3 2023	Q4 2022	FY 2023	FY 2022
	(dollars in thousands, except per share amounts)
Non-GAAP Financial Results:
Gross margin	10.4%	13.1%	16.7%	13.4%	17.0%
Operating margin	0.0%	2.2%	8.9%	2.9%	9.8%
Net income (loss)	$(1,675)	$2,097	$21,005	$12,257	$104,863
Diluted EPS	$(0.06)	$0.07	$0.72	$0.42	$3.62

U.S. GAAP Financial Results Overview
For the fourth quarter of 2023, revenue was $203.5 million, net loss was $11.9 million, and net loss per diluted share (“diluted EPS”) was $0.40. This compares to revenue of $196.8 million and $301.7 million, net income (loss) of $(10.4) million and $14.2 million, and diluted EPS of $(0.36) and $0.49, for the third quarter of 2023 and fourth quarter of 2022, respectively.
For 2023, revenue was $811.1 million, net loss was $43.0 million, and diluted EPS was $(1.47). This compares to revenue of $1,280.1 million, net income of $72.8 million, and diluted EPS of $2.51 for 2022.

Non-GAAP Financial Results Overview
For the fourth quarter of 2023, non-GAAP net loss was $1.7 million and non-GAAP diluted EPS was $(0.06). This compares to non-GAAP net income of $2.1 million and $21.0 million, and non-GAAP diluted EPS of $0.07 and $0.72, for the third quarter of 2023 and fourth quarter of 2022, respectively.
For 2023, non-GAAP net income was $12.3 million and non-GAAP diluted EPS was $0.42. This compares to non-GAAP net income of $104.9 million, and non-GAAP diluted EPS of $3.62 for 2022.

First Quarter 2024 Financial Outlook
For the first quarter of 2024, we expect revenue to be in the range of $190 million to $210 million. We expect GAAP diluted EPS to be in the range of $(0.24) to $(0.14) and non-GAAP diluted EPS to be in the range of $(0.05) to $0.05.
This outlook for non‑GAAP diluted EPS excludes amortization of intangible assets of approximately $2.1 million and share-based compensation expense of approximately $3.9 million, as well as the related income tax effects. Non-GAAP diluted EPS should be considered in addition to, but not as a substitute for, our financial information presented in accordance with GAAP.

Balance Sheet and Cash Flow Results
We ended the fourth quarter of 2023 with cash and cash equivalents of $80.0 million, an increase of $4.0 million from the prior quarter, and a decrease of $6.5 million from 2022.
The increase of $4.0 million in the fourth quarter was primarily due to net cash provided by operating activities of $37.6 million, partially offset by net payments on our credit facilities of $31.9 million.
The decrease of $6.5 million in 2023 was primarily due to net payments on our credit facilities of $52.5 million and capital expenditures of $15.5 million, partially offset by cash provided by operating activities of $57.6 million.
Our cash provided by operating activities of $57.6 million in 2023 consisted of net loss of $43.0 million and net non-cash charges of $61.7 million, which consisted primarily of depreciation and amortization of $34.6 million, share-based compensation expense of $17.3 million, and deferred income taxes of $9.3 million.
The decrease in our net operating assets and liabilities of $38.9 million in 2023 was primarily due to a decrease in accounts receivable and inventories of $69.6 million and $37.8 million, respectively, partially offset by a decrease in accounts payable and accrued and other liabilities of $51.0 million and $27.7 million, respectively.

Use of Non-GAAP Financial Results
In addition to U.S. GAAP results, this press release also contains non-GAAP financial results, including non‑GAAP gross profit, non‑GAAP operating income, non‑GAAP net income, non‑GAAP diluted EPS, and free cash flow. Management uses non-GAAP metrics to evaluate our operating and financial results. We believe the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing investors’ ability to view our results from management’s perspective. Non-GAAP gross profit, operating income, and net income are defined as: gross profit, operating income (loss), or net income (loss), respectively, excluding (1) amortization of intangible assets, share-based compensation expense, and discrete or infrequent charges and gains that are outside of normal business operations, including acquisition-related costs, contract and legal settlement gains and losses, facility shutdown costs, and severance costs associated with reduction-in-force programs, to the extent they are present in gross profit, operating income (loss), and net income (loss), respectively; and (2) the tax impacts associated with these non-GAAP adjustments, as well as non-recurring discrete tax items, including the impact of deferred tax asset valuation allowances. All non-GAAP adjustments are presented on a gross basis; the related income tax effects, including current and deferred income tax expense, are included in the adjustment line under the heading "Tax adjustments related to non-GAAP adjustments." Non-GAAP diluted EPS is defined as non-GAAP net income divided by weighted average diluted ordinary shares outstanding during the period. Non-GAAP gross margin and non-GAAP operating margin are defined as non-GAAP gross profit and non-GAAP operating income, respectively, divided by net sales. Free cash flow is defined as cash provided by or used in operating activities, less capital expenditures. Tables showing these metrics on a GAAP and non-GAAP basis, with reconciliation footnotes thereto, are included at the end of this press release.

Non-GAAP results have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for our results reported under GAAP. Other companies may calculate non-GAAP results differently or may use other measures to evaluate their performance, both of which could reduce the usefulness of our non-GAAP results as a tool for comparison.
Because of these limitations, you should consider non-GAAP results alongside other financial performance measures and results presented in accordance with GAAP. In addition, in evaluating non-GAAP results, you should be aware that in the future we will incur expenses such as those that are the subject of adjustments in deriving non-GAAP results, and you should not infer from our presentation of non-GAAP results that our future results will not be affected by these expenses or other discrete or infrequent charges and gains that are outside of normal business operations.

Conference Call
We will conduct a conference call to discuss our fourth quarter and fiscal year 2023 results and business outlook today at 1:30 p.m. PT.
To listen to a live webcast of the call, please visit our investor relations website at https://ir.ichorsystems.com, or go to the live link at https://www.webcast-eqs.com/ichor020624/en.
To listen via telephone, please call (877) 407‑0989 (domestic) or +1 (201) 389‑0921 (international), conference ID: 13743811. After the call, an on-demand replay will be available at the same webcast link.

About Ichor
We are a leader in the design, engineering and manufacturing of critical fluid delivery subsystems and components primarily for semiconductor capital equipment, as well as other industries such as defense/aerospace and medical. Our primary product offerings include gas and chemical delivery subsystems, collectively known as fluid delivery subsystems, which are key elements of the process tools used in the manufacturing of semiconductor devices. Our gas delivery subsystems deliver, monitor and control precise quantities of the specialized gases used in semiconductor manufacturing processes such as etch and deposition. Our chemical delivery subsystems precisely blend and dispense the reactive liquid chemistries used in semiconductor manufacturing processes such as chemical-mechanical planarization, electroplating, and cleaning. We also provide precision-machined components, weldments, e-beam and laser welded components, precision vacuum and hydrogen brazing, surface treatment technologies, and other proprietary products. We are headquartered in Fremont, CA. https://ir.ichorsystems.com.
We use a 52- or 53-week fiscal year ending on the last Friday in December. The three-month periods ended December 29, 2023, September 29, 2023, and December 30, 2022 were each 13 weeks. References to the fourth quarter of 2023, third quarter of 2023, and fourth quarter of 2022 relate to the three-month periods then ended. Our fiscal years ended December 29, 2023 and December 30, 2022 are each 52 weeks. References to 2023 and 2022 relate to the fiscal years then ended.

Safe Harbor Statement
Certain statements in this release are "forward-looking statements" made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “anticipate,” “believe,” “contemplate,” “designed,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “outlook,” “plan,” “predict,” “project,” “see,” “seek,” “target,” “would” and similar expressions or variations or negatives of these words are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words".
Examples of forward-looking statements include, but are not limited to, statements regarding our outlook for our first fiscal quarter of 2024, statements regarding the current business environment, revenue levels in 2024, manufacturers’ investment in water fabrication equipment, our investment in research and development of new products, acquiring new business, and company and industry growth and performance in 2024 and 2025, as well as any other statement that does not directly relate to any historical fact. Such forward-looking statements are based on our management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to: (1) geopolitical, economic and market conditions, including high inflation, changes to fiscal and monetary policy, high interest rates, currency fluctuations, challenges in the supply chain and any disruptions in the global economy as a result of the conflicts in Ukraine and the Middle East, (2) dependence on expenditures by manufacturers and cyclical downturns in the semiconductor capital equipment industry, (3) reliance on a very small number of original equipment manufacturers for a significant portion of sales, (4) negotiating leverage held by our customers, (5) competitiveness and rapid evolution of the industries in which we participate, (6) risks associated with weakness in the global economy and geopolitical instability, (7) keeping pace with developments in the industries we serve and with technological innovation generally, (8) designing, developing and introducing new products that are accepted by original equipment manufacturers in order to retain our existing customers and obtain new customers, (9) managing our manufacturing and procurement process effectively, (10) defects in our products that could damage our reputation, decrease market acceptance and result in potentially costly litigation, and (11) our dependence on a limited number of suppliers. Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors, and uncertainties identified in the "Risk Factors" section of our Annual Report on Form 10‑K for the year ended December 30, 2022 and any other periodic reports that we may file with the SEC.
All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. We undertake no obligation to update or revise any forward-looking statements contained herein, whether as a result of actual results, changes in our expectations, future events or developments, or otherwise, except as required by law.
Contact:
Greg Swyt, CFO 510-897-5200
Claire McAdams, IR & Strategic Initiatives 530-265-9899
ir@ichorsystems.com
Source: Ichor Holdings, Ltd.

ICHOR HOLDINGS, LTD.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(unaudited)

	December 29, 2023	September 29, 2023	December 30, 2022
Assets
Current assets:
Cash and cash equivalents	$79,955	$75,933	$86,470
Accounts receivable, net	66,721	103,350	136,321
Inventories	245,885	266,900	283,660
Prepaid expenses and other current assets	8,804	5,142	7,007
Total current assets	401,365	451,325	513,458
Property and equipment, net	92,755	96,240	98,055
Operating lease right-of-use assets	36,611	36,948	40,557
Other noncurrent assets	11,912	12,079	12,926
Deferred tax assets, net	3,148	1,934	11,322
Intangible assets, net	57,288	60,456	72,022
Goodwill	335,402	335,402	335,402
Total assets	$938,481	$994,384	$1,083,742
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$60,490	$74,011	$110,165
Accrued liabilities	14,871	16,176	23,616
Other current liabilities	6,638	8,588	15,815
Current portion of long-term debt	7,500	7,500	7,500
Current portion of lease liabilities	9,463	9,393	9,196
Total current liabilities	98,962	115,668	166,292
Long-term debt, less current portion, net	241,183	272,942	293,218
Lease liabilities, less current portion	28,187	28,556	31,828
Deferred tax liabilities, net	1,169	29	29
Other non-current liabilities	4,303	4,510	4,879
Total liabilities	373,804	421,705	496,246
Shareholders’ equity:
Preferred shares ($0.0001 par value; 20,000,000 shares authorized; zero shares issued and outstanding)	—	—	—
Ordinary shares ($0.0001 par value; 200,000,000 shares authorized; 29,435,398, 29,375,388, and 28,861,949 shares outstanding, respectively; 33,872,837, 33,812,827, and 33,299,388 shares issued, respectively)	3	3	3
Additional paid in capital	451,581	447,684	431,415
Treasury shares at cost (4,437,439 shares)	(91,578)	(91,578)	(91,578)
Retained earnings	204,671	216,570	247,656
Total shareholders’ equity	564,677	572,679	587,496
Total liabilities and shareholders’ equity	$938,481	$994,384	$1,083,742

ICHOR HOLDINGS, LTD.
Consolidated Statement of Operations
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended			Year Ended
	December 29, 2023	September 29, 2023	December 30, 2022	December 29, 2023	December 30, 2022
Net sales	$203,481	$196,761	$301,720	$811,120	$1,280,069
Cost of sales	183,136	172,692	252,809	707,724	1,068,205
Gross profit	20,345	24,069	48,911	103,396	211,864
Operating expenses:
Research and development	5,534	5,188	4,947	20,223	19,564
Selling, general, and administrative	19,601	20,066	22,007	79,334	88,572
Amortization of intangible assets	3,169	3,639	3,942	14,734	17,905
Total operating expenses	28,304	28,893	30,896	114,291	126,041
Operating income (loss)	(7,959)	(4,824)	18,015	(10,895)	85,823
Interest expense, net	4,663	5,136	4,212	19,379	11,056
Other expense (income), net	(109)	29	111	804	(563)
Income (loss) before income taxes	(12,513)	(9,989)	13,692	(31,078)	75,330
Income tax expense (benefit)	(614)	436	(505)	11,907	2,526
Net income (loss)	$(11,899)	$(10,425)	$14,197	$(42,985)	$72,804
Net income (loss) per share:
Basic	$(0.40)	$(0.36)	$0.49	$(1.47)	$2.54
Diluted	$(0.40)	$(0.36)	$0.49	$(1.47)	$2.51
Shares used to compute net income (loss) per share:
Basic	29,404,548	29,297,347	28,830,505	29,200,796	28,714,550
Diluted	29,404,548	29,297,347	29,046,802	29,200,796	28,963,031

ICHOR HOLDINGS, LTD.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended			Year Ended
	December 29, 2023	September 29, 2023	December 30, 2022	December 29, 2023	December 30, 2022
Cash flows from operating activities:
Net income (loss)	$(11,899)	$(10,425)	$14,197	$(42,985)	$72,804
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,541	8,891	8,357	34,577	35,100
Share-based compensation	4,672	4,752	3,799	17,338	13,924
Deferred income taxes	(74)	(661)	(193)	9,314	(3,215)
Amortization of debt issuance costs	116	116	116	465	465
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable, net	36,629	(7,590)	46,976	69,600	6,669
Inventories	21,015	(710)	6,998	37,775	(47,527)
Prepaid expenses and other assets	1,594	2,624	477	10,204	4,508
Accounts payable	(16,218)	10,291	(31,667)	(50,974)	(50,175)
Accrued liabilities	(2,660)	(1,145)	(3,175)	(9,766)	3,648
Other liabilities	(4,142)	(2,155)	(7,111)	(17,916)	(4,748)
Net cash provided by operating activities	37,574	3,988	38,774	57,632	31,453
Cash flows from investing activities:
Capital expenditures	(2,257)	(2,405)	(6,975)	(15,496)	(29,433)
Cash paid for acquisitions, net of cash acquired	—	—	—	—	500
Net cash used in investing activities	(2,257)	(2,405)	(6,975)	(15,496)	(28,933)
Cash flows from financing activities:
Issuance of ordinary shares under share-based compensation plans	1,370	2,170	675	7,521	3,768
Employees' taxes paid upon vesting of restricted share units	(790)	(553)	(592)	(3,672)	(2,813)
Borrowings on revolving credit facility	—	—	—	—	25,000
Repayments on revolving credit facility	(30,000)	(10,000)	—	(45,000)	(10,000)
Repayments on term loan	(1,875)	(1,875)	(1,875)	(7,500)	(7,500)
Net cash provided by (used in) financing activities	(31,295)	(10,258)	(1,792)	(48,651)	8,455
Net increase (decrease) in cash	4,022	(8,675)	30,007	(6,515)	10,975
Cash at beginning of period	75,933	84,608	56,463	86,470	75,495
Cash at end of period	$79,955	$75,933	$86,470	$79,955	$86,470
Supplemental disclosures of cash flow information:
Cash paid during the period for interest	$5,236	$5,281	$4,133	$20,368	$10,590
Cash paid during the period for taxes, net of refunds	$25	$512	$950	$3,877	$3,285
Supplemental disclosures of non-cash activities:
Capital expenditures included in accounts payable	$625	$145	$1,543	$625	$1,543
Right-of-use assets obtained in exchange for new operating lease liabilities, including those acquired through acquisitions	$1,686	$—	$6,731	$4,789	$17,889

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Gross Profit to Non-GAAP Gross Profit
(dollars in thousands)
(unaudited)

	Three Months Ended			Year Ended
	December 29, 2023	September 29, 2023	December 30, 2022	December 29, 2023	December 30, 2022
U.S. GAAP gross profit	$20,345	$24,069	$48,911	$103,396	$211,864
Non-GAAP adjustments:
Share-based compensation	778	840	501	3,130	2,056
Fair value adjustment to inventory from acquisitions (1)	—	—	—	—	2,492
Other (2)	130	774	933	2,191	933
Non-GAAP gross profit	$21,253	$25,683	$50,345	$108,717	$217,345
U.S. GAAP gross margin	10.0%	12.2%	16.2%	12.7%	16.6%
Non-GAAP gross margin	10.4%	13.1%	16.7%	13.4%	17.0%
(1)As part of the purchase price allocation of our acquisition of IMG Companies, LLC (“IMG”) in November 2021, we recorded acquired-inventories at fair value, resulting in a fair value step-up. This amount represents the release of the step-up to cost of sales as acquired-inventories were sold.
(2)Included in this amount are severance costs associated with our global reduction-in-force programs.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Operating Income (Loss) to Non-GAAP Operating Income
(dollars in thousands)
(unaudited)

	Three Months Ended			Year Ended
	December 29, 2023	September 29, 2023	December 30, 2022	December 29, 2023	December 30, 2022
U.S. GAAP operating income (loss)	$(7,959)	$(4,824)	$18,015	$(10,895)	$85,823
Non-GAAP adjustments:
Amortization of intangible assets	3,169	3,639	3,942	14,734	17,905
Share-based compensation	4,672	4,752	3,799	17,338	13,924
Settlement loss (1)	—	—	—	—	4,146
Fair value adjustment to inventory from acquisitions (2)	—	—	—	—	2,492
Acquisition costs (3)	—	—	—	—	296
Other (4)	181	793	1,144	2,298	1,144
Non-GAAP operating income	$63	$4,360	$26,900	$23,475	$125,730
U.S. GAAP operating margin	(3.9)%	(2.5)%	6.0%	(1.3)%	6.7%
Non-GAAP operating margin	0.0%	2.2%	8.9%	2.9%	9.8%
(1)During the first and third quarters of 2022, we recorded loss accruals of $3.1 million and $1.0 million, respectively, relating to expected settlements of employment-related legal matters.
(2)As part of the purchase price allocation of our acquisition of IMG, we recorded acquired-inventories at fair value, resulting in a fair value step-up. This amount represents the release of the step-up to cost of sales as acquired-inventories were sold.
(3)Included in this amount are transaction-related costs incurred in connection with our acquisition of IMG.
(4)Included in this amount are severance costs associated with our global reduction-in-force programs.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended			Year Ended
	December 29, 2023	September 29, 2023	December 30, 2022	December 29, 2023	December 30, 2022
U.S. GAAP net income (loss)	$(11,899)	$(10,425)	$14,197	$(42,985)	$72,804
Non-GAAP adjustments:
Amortization of intangible assets	3,169	3,639	3,942	14,734	17,905
Share-based compensation	4,672	4,752	3,799	17,338	13,924
Settlement loss (1)	—	—	—	—	4,146
Fair value adjustment to inventory from acquisitions (2)	—	—	—	—	2,492
Acquisition costs (3)	—	—	—	—	296
Other (4)	181	793	1,144	2,298	1,144
Tax adjustments related to non-GAAP adjustments (5)	2,202	3,338	(2,077)	9,778	(7,848)
Tax expense from valuation allowance (6)	—	—	—	11,094	—
Non-GAAP net income (loss)	$(1,675)	$2,097	$21,005	$12,257	$104,863
U.S. GAAP diluted EPS	$(0.40)	$(0.36)	$0.49	$(1.47)	$2.51
Non-GAAP diluted EPS	$(0.06)	$0.07	$0.72	$0.42	$3.62
Shares used to compute diluted non-GAAP EPS	29,404,548	29,733,904	29,046,802	29,514,553	28,963,031
(1)During the first and third quarters of 2022, we recorded loss accruals of $3.1 million and $1.0 million, respectively, relating to expected settlements of employment-related legal matters.
(2)As part of the purchase price allocation of our acquisition of IMG, we recorded acquired-inventories at fair value, resulting in a fair value step-up. This amount represents the release of the step-up to cost of sales as acquired-inventories were sold.
(3)Included in this amount are transaction-related costs incurred in connection with our acquisition of IMG.
(4)Included in this amount are severance costs associated with our global reduction-in-force programs.
(5)Adjusts U.S. GAAP income tax expense for the impact of our non-GAAP adjustments, which are presented on a gross basis, including the impacts of excluding share-based compensation and amortization of intangible assets. The adjustment reflects income tax benefits generated from U.S. taxable losses, on a non-GAAP basis, as we do not have a valuation allowance against our U.S. federal and state deferred tax assets on a non-GAAP basis. Refer to footnote 6 below.
(6)During the second quarter of 2023, we recorded a valuation allowance of $11.1 million against our U.S. federal and state deferred tax assets. The valuation allowance was recorded based on an assessment of available positive and negative evidence, including an estimate of being in a three-year cumulative loss position in the U.S. by the end of 2023, projections of future taxable income, and other quantitative and qualitative information. On a non-GAAP basis, we added back the expense associated with our recognition of a valuation allowance against our U.S. federal and state deferred tax assets, because recording a valuation allowance would not have been appropriate, as we were, and expect to remain, in a three-year cumulative U.S. income position on a non-GAAP basis.

ICHOR HOLDINGS, LTD.
Reconciliation of U.S. GAAP Net Cash Provided by Operating Activities to Free Cash Flow
(in thousands)
(unaudited)

	Three Months Ended			Year Ended
	December 29, 2023	September 29, 2023	December 30, 2022	December 29, 2023	December 30, 2022
Net cash provided by operating activities	$37,574	$3,988	$38,774	$57,632	$31,453
Capital expenditures	(2,257)	(2,405)	(6,975)	(15,496)	(29,433)
Free cash flow	$35,317	$1,583	$31,799	$42,136	$2,020